                                                          THE SOMERSET GROUP, INC.
                                                          Condensed Consolidated Statements of Shareholders' Equity
                                                          January 1, 1999 to March 31, 2000
                                                          (Unaudited)

                                                            Capital     Accumulated
                                                           in Excess       Other
                                                 Common    of Stated   Comprehensive   Retained    Treasury
                                                  Stock      Value        Income       Earnings     Shares      Total

Balance January 1, 1999                        $1,862,000  $3,599,000    ($19,000)   $30,359,000  ($338,000) $35,463,000

Comprehensive Income:
Net income January 1 to March 31, 1999              ---         ---          ---       1,291,000         -     1,291,000
Unrealized losses on short-term investments,
     net of deferred income taxes                   ---         ---      (10,000)          ---           -       (10,000)
                                                                                                               ---------
          Total comprehensive income                                                                           1,281,000
Reissuance of treasury shares                       ---       (36,000)       ---           ---     61,000         25,000
Purchase of treasury shares                         ---         ---          ---           ---    (677,000)     (677,000)
Cash dividends paid                                 ---         ---          ---        (288,000)        -      (288,000)
Equity in other capital changes of First
    Indiana Corp, net of deferred income taxes      ---         ---          ---        (153,000)        -      (153,000)
                                               ---------    ---------    -------      ----------  --------    ----------
Balance March 31, 1999                         1,862,000    3,563,000    (29,000)     31,209,000  (954,000)   35,651,000

Comprehensive Income:
Net income April 1 to December 31, 1999             ---         ---          ---       2,101,000         -     2,101,000
Unrealized gains on short-term investments
     net of deferred income taxes                   ---         ---       29,000           ---           -        29,000
                                                                                                               ---------
          Total comprehensive income                                                                           2,130,000
Tax benefit of stock options exercised              ---        98,000        ---           ---         ---        98,000
Reissuance of treasury shares                       ---      (101,000)       ---           ---     1,434,000   1,333,000
Purchase of treasury shares                         ---         ---          ---           ---    (2,323,000) (2,323,000)
Cash dividends paid                                 ---         ---          ---        (278,000)        -      (278,000)
Equity in other capital changes of First
  Indiana Corp, net of deferred income taxes        ---         ---          ---        (240,000)        -      (240,000)
                                                ---------   ---------     -------     ----------   ---------  ----------
Balance December 31, 1999                       1,862,000   3,560,000        ---      32,792,000  (1,843,000) 36,371,000

Comprehensive Income:
Net income January 1 to March 31, 2000              ---         ---          ---       1,673,000         -     1,673,000
                                                                                                               ---------
          Total comprehensive income                                                                           1,673,000
Tax benefit of stock options exercised              ---         4,000        ---           ---           -         4,000
Reissuance of treasury shares                       ---       (15,000)       ---           ---       107,000      92,000
Purchase of treasury shares                         ---         ---          ---           ---       (49,000)    (49,000)
Cash dividends paid                                 ---         ---          ---        (308,000)           -   (308,000)
Equity in other capital changes of
     First Indiana Corporation, net of
     deferred income taxes                          ---         ---          ---        (168,000)           -   (168,000)
                                                ---------   ---------      ------     ----------   ---------  ----------
Balance March 31, 2000                         $1,862,000  $3,549,000        $--     $33,989,000 ($1,785,000)$37,615,000
                                                =========   =========      ======     ==========   =========  ==========

See accompanying Notes to Condensed Consolidated Financial Statements.

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